Exhibit 99.1

$1,200 Million Exit Facility Public-Side Lender Presentation January 13, 2010

Agenda . Introduction . Executive Summary & Company Overview – Pat Moore . Industry & Operations Overview – Steve Klinger. Restructuring Overview – Craig Hunt . Financial Projections & Assumptions – John Murphy. Transactional Overview – Tim Griffith & JPMorgan . Q&A – all . Closing Comments – Pat Moore 2

Agenda . Introduction . Executive Summary & Company Overview – Pat Moore . Industry & Operations Overview – Steve Klinger. Restructuring Overview – Craig Hunt . Financial Projections & Assumptions – John Murphy. Transactional Overview – Tim Griffith & JPMorgan . Q&A – all . Closing Comments – Pat Moore 3

Executive Summary & Company Overview Background . SSCC is a leading integrated containerboard and corrugated producer – SSCC operations are highly competitive as a result of the multi-year transformation program (2006-2009) to improve scale, throughput and productivity; resulting in significant reductions in operating facilities, headcount, and manufacturing cost structure . Chapter 11 filing in January 2009 precipitated by unprecedented events – Frozen credit markets prevented feasible out of court solution to impending debt maturities – Rapid cost inflation followed suddenly by steep drop in demand impacted liquidity . Restructuring efforts during bankruptcy have been highly successful – Plan of Reorganization calls for debt reduction of $2.9BN – The container scaling restructuring efforts successfully reduced converting facilities by 47 and headcount by 6,414 through the end of 2009 – Further operational footprint and cost structure improvements evidenced by recently announced closure of 2 mills – $633MM of energy tax credits accrued in 2009 and received by January 2010 – $750MM DIP facility fully repaid – Payable terms forecasted to improve, with upside as we get back to pre-filing terms – Negligible impact on demand from bankruptcy filing - SSCC has gained market share in 2009 . POR contemplates $1.85BN in financing commitments 4 – $1.2BN, 6 year fixed asset Term Loan – $650MM, 4 year ABL Revolver

Executive Summary & Company Overview Key investment considerations . Leading market positions . Improving industry pricing and supply / demand dynamics. Improving long-term business fundamentals . Well positioned for profitable growth as economy improves . Conservative capital structure . Highly cost-effective, well-invested asset base . Experienced management team 5

Executive Summary & Company Overview Experienced management New to SSCC New to Job LEGEND Patrick J. Moore Chairman and Chief Executive Officer Craig A. Hunt SVP, Secretary, and General Counsel Steven J. Klinger President and Chief Operating Officer Steven C. Michael Exner John R. Murphy SVP and Chief Financial Officer John L. Knudsen Strickland SVP Container Division Edward J. Mirynowski VP Corporate Sales Mathew J. Blanchard Mathew T. Denton VP Planning & Analysis Nina E. Butler VP Environmental Affairs George Moretti SVP & GM Containerboard Mill Michael R. Oswald Ronald D. Hackney SVP Human Resources SVP Supply Chain, Procurement & Transportation Douglas M. Keim David Harrison VP Strategic SVP & GM Board Sales Paul K. Kaufmann SVP and Corporate Controller Mark R. O’Bryan SVP & RVP & GM Display & Graphics Timothy T. Griffith SVP & GM Recycling Division Susan M. Neumann SVP Communications & Chief Marketing Officer & VP Innovations Sourcing Chief Information Officer Peter Burke VP Global Logistics VP & Treasurer 6 Public Affairs Mark Polivka VP Supply & Demand

Executive Summary & Company Overview

SMURFIT-STONE
solving it from all sides

Current vs. pro forma capitalization

Plan of Reorganization ("POR") Highlights

- $2.9BN reduction of debt
- Exit financing
  - $650MM ABL revolver
  - $1,200MM fixed asset term loan
  - $126MM cash on balance sheet
- Pre-petition secured lenders repaid in full
- Equity distribution to approximately $3BN face value of unsecured obligations

Organizational Structure



Exit capital
Pre-petition and DIP capital
Smurfit-Stone Container Corporation
Holding company with no operating assets ("SSCC")
Common and preferred equity
$250MM U.S. DIP R/C
$400MM U.S. DIP term loan
Common Equity[1]
$1,200MM Term Loan Facility
$650MM ABL Facility
Smurfit-Stone Container Enterprises, Inc. (U.S.)
U.S. Operating Company, will merge with SSCC on the Funding Date
$600MM U.S. R/C
$137MM TLB
$2,275MM senior notes
$450MM off-balance sheet A/R securitization program
Smurfit-Stone Container Canada, Inc. (Canada)
Canadian Operating Company
$65MM Canadian DIP R/C
$35MM Canadian DIP term loan
$200MM Canadian R/C
$258MM TLC
$78MM TLC-1
C$70MM off-balance sheet A/R securitization program

Current Capital Structure Forecast ($MM) as of 12/31/09

	Commit	Funded	x2009E EBITDA
Cash	$679	$679	
DIP	$315	-	
Pre-petition bank debt	1,303	1,303	
Calpine Notes	44	44	
Total other secured	6	6	
Total senior secured debt	**$1,668**	**$1,353**	**2.8x**
8.375% Sr Notes due 2012	400	400	
8.250% Sr Notes due 2012	700	700	
7.500% Sr Notes due 2013	300	300	
7.375% Sr Notes due 2014	200	200	
8.000% Sr Notes due 2017	675	675	
Other unsecured	165	165	
Total debt	**$4,108**	**$3,793**	**8.0x**
Net debt	**$3,429**	**$3,114**	**6.5x**
2009E Adj EBITDA		**$476**	

Pro Forma Capital Structure ($MM) as of 3/31/10

	Commit	Funded	x2009E EBITDA
Cash	$126	$126	
$650MM Exit ABL R/C	650	-	
Fixed Asset Term Loan	1,200	1,200	
Other debt	7	7	
Total debt	**$1,857**	**$1,207**	**2.5x**
Net debt	**$1,731**	**$1,081**	**2.3x**
2009E Adj EBITDA		**$476**	

[1] As per the Plan of Reorganization, the Company intends to merge SSCC with and into SSCE, with SSCE being the surviving entity. SSCE will then change its name to Smurfit-Stone Container Corporation.

7

Executive Summary & Company Overview Historical and projected financial results ($MM) 2005 2006 2007 2008 2009F Net sales $6,812 $7,157 $7,420 $7,042 $5,563 %growth 1.40% 5.10% 3.70% (5.10%) (21.00%) Adjusted EBITDA1 $605 $707 $755 $439 $4762 %margin 8.90% 9.90% 10.20% 6.20% 8.56% Depreciation and amortization $408 $377 $360 $357 $364 Capital expenditures 276 274 384 394 168 Interest net 345 341 285 262 281 expense, Senior secured debt3 $1,723 $1,211 $918 $1,279 $1,353 Senior unsecured notes 2,650 2,250 2,277 2,275 2,275 Other debt 198 173 164 164 165 Total reported debt $4,571 $3,634 $3,359 $3,718 $3,793 A/R 472 447 422 398 securitization debt – Total debt $5,043 $4,081 $3,781 $4,116 $3,793 Credit Statistics Senior secured debt / EBITDA 2.8x 1.7x 1.2x 2.9x 2.8x Total debt / EBITDA 8.3x 5.8x 5.0x 9.4x 8.0x 1 Adjusted EBITDA as reported in the Disclosure Statement, filed 12/22/09 2 Adjusted EBITDA as defined in the new Credit Agreement for 2009F 3 Includes Stevenson IRB’s, capital leases, Calpine debt and other secured debt EBITDA / int. expense 1.8x 2.1x 2.6x 1.7x 1.7x (EBITDA - Capex) / int. expense 1.0x 1.3x 1.3x 0.2x 1.1x 8

Executive Summary & Company Overview Leading market positions . #2 North American containerboard producer . #2 North American producer of corrugated containers . #2 U.S. paper recycler . #1 safety record in industry 7 consecutive years Current market share IP Other Containerboard capacity IP Other Corrugated production 29% 11% 10% 6% 26% 18% PKG 28% 10% 10% 7% 29% 16% GP TIN SSCC 0% GP TIN PKG SSCC 9 Source: Equity Research, RISI

Executive Summary & Company Overview Smurfit-Stone 2010 overview . Mills – 12 Mills . Liner 3.2MM tons Mill Fiber Recycled . Medium 2.0MM tons . White Top 1.0MM tons . Pulp 0.3MM tons . Kraft 0.1MM tons . SBL 0.1MM tons 31% 69% Virgin. Total 6.7MM tons . Third Party Containerboard Sales – Domestic 1.0MM tons - Export tons Packaging Customers (L,M,WT) 0.8MM . Packaging – 108 Converting Plants . Sales of 67.7 BSF or 4.1MM tons . Consumption 15% 12% 3% Food/Bev Household Durables Other non-durables of 4.5MM tons . Recycling – 29 plants – 2.4MM tons internal consumption 3.7MM tons External Sales 54% 16% Light Mfg./ distribution 10 – Source: SSCC

Executive Summary & Company Overview Business structure Overview 11 Source: SSCC

Executive Summary & Company Overview Smurfit-Stone mill and box plant locations 149 facilities across North America Headquarters Corrugated Containers Mills Display Design Studios Recycling facilities Puerto Rico 12 Source: SSCC Note: Reflects closure of Ontonagon, MI medium mill and the Missoula, MT liner mill in December 2009

Executive Summary & Company Overview Key messages Improved Financial Flexibility • Our balance sheet is healthy and our financial flexibility is the best it has been in the Company’s history • We will have reduced our net debt by roughly 75% upon emergence • We have completed an aggressive cost-saving plan, streamlined operations and aligned capacity with demand Well Positioned for Long-Term Growth • After recently investing $1BN, we are well-invested for long-term growth • Need for new capital investments is significantly reduced • Now operate one of the most modern converting operations in the industry • Highly experienced and motivated senior leadership team Out-Performed the Market While Operating in Chapter 11 • Gained market-share by earning new national customers • We have continued to deliver high-quality, innovative packaging solutions to some of the country’s premier Fortune 500 companies 13 • Well position local account businesses in the container division

Agenda . Introduction . Executive Summary & Company Overview – Pat Moore . Industry & Operations Overview – Steve Klinger. Restructuring Overview – Craig Hunt . Financial Projections & Assumptions – John Murphy. Transactional Overview – Tim Griffith JPMorgan . Q&A – all . Closing Comments – Pat Moore 14

Industry & Operations Overview Improving industry supply/demand dynamics and moderating pricing Volume down 8% year/year Open capacity down 42% from peak Corrugated Shipments per Day Containerboard Supply-Demand Gap 1,700 Gap: Production vs capacity Highlights the year-year trend in 3Q level 1,200 1,300 1,400 1,500 1,600 MMSF per day 750 1,000 1,250 1,500 1,750 2,000 M Tons 750 1000 1250 1500 1750 2000 (8%) (42%) Containerboard Domestic 1,000 1,100 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 0 250 500 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 0 250 500 2001 2002 2003 2004 2005 2006 2007 2008 2009 2001 2002 2003 2004 2005 2006 2007 2008 2009 Volumes up sharply from trough Inventory levels at historic lows Demand: Export vs. Containerboard Inventory vs. Board Prices 8,000 8,500 1,000 1,100 Domestic production Export (RH Scale) 2,800 3,000 600 700 Inventory (End-of-Qtr Tons) Liner Price (Transaction) 5,500 6,000 6,500 7,000 7,500 Domestic M Tons 500 600 700 800 900 Export M Tons 2,200 2,400 2,600 M Tons 100 200 300 400 500 $ per Ton 15 5,000 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 400 2,000 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 0 2001 2002 2003 2004 2005 2006 2007 2008 2009 2001 2002 2003 2004 2005 2006 2007 2008 2009

Industry & Operations Overview

Improving industry supply/demand dynamics and moderating pricing (cont'd)

SMURFIT-STONE
solving it from all sides

- Permanent closures of North American containerboard capacity since 4Q08 totals nearly 3.0MM tons or 7.6% of NA containerboard capacity of 38.7MM tons. Closures have been partly offset by capacity additions of 670M tons or 1.7% for a net impact of roughly 5.9%

North American Containerboard Capacity Changes Since Downturn Began (Permanent capacity closures/startups[1])

		Capacity (Tons)				
Company	Location	Linerboard	Medium	Total	Date	Comments
Smurfit-Stone	Snowflake, AZ		(135,000)	(135,000)	4Q/2008	Recycled medium PM at Catalyst newsprint mill
Catalyst Paper	Campbell River, BC	(144,000)		(144,000)	4Q/2008	Export-oriented WT PM shut partly due to woodchip supply
International Paper	Valliant, OK		(430,000)	(430,000)	4Q/2008	Indefinite shut of PM 3 11/1/2008 recently made permanent
	Albany, OR	(246,000)		(246,000)	4Q/2008	Indefinite shut of PM 2 11/1/2008 recently made permanent
Pratt Industries	Shreveport, LA	250,000	150,000	400,000	1Q/2009	New lightweight recycled linerboard and medium PM
Renew Paper	St. Francisville, LA	270,000		270,000	3Q/2009	PM 1 restarted early August to make lightweight kraft liner in conversion of former idle Tembec coated paper mill
International Paper	Pineville, LA	(390,000)		(390,000)	4Q/2009	Export-oriented KL mill closed in December
	Albany, OR	(330,000)		(330,000)	4Q/2009	Remaining No. 3 KL machine closed in December
Smurfit-Stone	Missoula, MT	(620,000)		(620,000)	4Q/2009	Kraft linerboard mill closed December 31
	Ontonagon, MI		(280,000)	(280,000)	4Q/2009	Semi-chem medium mill closed December 31
W. Fraser (Eurocan)	Kitmat, BC	(370,000)		(370,000)	1Q/2010	Export-oriented swing PM; also makes 127,000 tpy kraft paper
Total Closures		(2,100,000)	(845,000)	(2,945,000)		
Total Starts		520,000	150,000	670,000		
Net Change[3]		(1,580,000)	(695,000)	(2,275,000)		

[1] Permanent capacity shuts removed (in the case of 2008 shuts) or will be removed from industry capacity statistics
[2] Breakdown between liner and medium on swing recycled PMs estimated
[3] Excludes incremental capacity growth from "creep" machine optimization
Sources: Capacity closures per Pulp & Paper Week, October 30, 2009. Smurfit-Stone 4Q09 closures per Company announcement. North American capacity per RISI

16

Industry & Operations Overview Improving long-term business fundamentals 74% 100% Significant industry consolidation over past decade (Market share held by top 5 companies) Recent price increase announcements by major producers Company Date of announcement Containerboard price increase Date effective 42% 20% 40% 60% 80% PCA 12/7/2009 $50/ton in the East and $70/ton in the West 1/1/2010 Norampac 12/7/2009 $50/ton in the East and $70/ton in the West 1/1/2010 Smurfit-Stone 12/3/2009 $50/ton in the East and $70/ton in the West 1/1/2010 0% 1997 Current Lower containerboard inventories and higher Rock-Tenn 12/3/2009 $50/ton across all grades January Boise 12/3/2009 $50/ton in the East 1/1/2010 KapStone 12/1/2009 $50/ ton in the East 1/1/2010 2,867 2,687 2,797 3,000 100% Inventory Operating rates operating rates Interstate 12/1/2009 $50/ton in the East 1/1/2010 Temple-Inland 12/1/2009 $50/ton in the East and $70/ton in the West 1/4/2010 2,678 2,265 2,432 2,251 2,484 2,142 2 2,605 2,417 2,200 2,400 2,600 2,800 80% 85% 90% 95% Containerboard inventories tons) Mill operating rates Intl Paper 11/30/2009 $50/ton in the East and $70/ton in the West 1/4/2010 Pratt 11/30/2009 $50/ton in the East and $70/ton in the West 1/1/2010 Ga-Pacific 11/23/2009 $50/ton in the East and $70/ton in the West 1/1/2010 1 17 2,000 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009E 75% Source: Equity research, AF&PA, RISI, PPW 12/31/09 operating run rate 85% Longview 11/16/2009 $50/ton 1/1/2010 2,812 2,752 (‘000

Executive Summary & Company Overview Operating plan overview SSCC Product Integration – 2010 forecast Fiber source Mill production Converting Virgin fiber Total (Wood Tons) 16,720 Mill production Total (Tons Prod) 6,740 Kraft Liner: 3,255 970 Corrugated Total (Tons Consumed) 4,491 16,720 Supply chain Recycled White Top Liner: Medium: 1,995 Subtotal — Containerboard: 6,220 SBS/SBL: 129 Kraft: 114 4,491 Total (Recycle Tons) 6,057 Recycled Mill Outside Sales Pulp: 277 Corrugated 2,391 3,6661 2,2191 4,1131 External sales Total (Recycle Tons) 3,666 Export: 1,382 Domestic: 2,284 Total (Tons Sold) 2,219 Containerboard: 1,783 SBS/SBL: 45 Kraft: 114 Pulp: 277 Total (Tons Sold) 4,113 19 1 Indicates outside sales

Industry & Operations Overview SSCC: 2003/2004 vs 2010 2003/2004 vs. 2010 21 Mills 12 Mills 155 Container facilities 108 Container facilities $590MM investment 2006–2009 Corrugator Throughput 546,000 msf/corr. (2005) Corrugator Throughput: 852,000 msf/corr. 28,000 Employees (excluding CPD and Brewton) 19,000 Employees CPD/Containerboard/Other Pure play containerboard (6.2MM tons) Pulp 0.3MM tons, SBL 0.1MM tons Kraft 0.1MM tons Reclamation $4BN+ net debt $1.1BN net debt upon emergence 20

Industry & Operations Overview Transformation program drives improved operating performance, and facility, headcount and cost reductions 2006 2007 2008 2009F 2010F Productivity improvement 2005 2006 2007 2008 2009 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 1Q 2Q 3Q 4Q 37% 43% 40% 50% New organization structure Strategic plan Centralize mgmt (functional) Talent management Restucture incentives 29% 27% 34% 29% 30% Competitive cost profile Close high cost operations Invest to modernize operations Drive productivity through scale Supply chain optimization (LP) 7% 6% 11% 13% 20% 20% 19% 10% 20% Operational excellence Functional excellence Trans. excellence Improve margins Sales & mktg realignment 5% 6% 0% Mill1 Converting2 Headcount Reduction3 1 Annual average tons produced per mill Exit unprofitable accts Margin improvement/CRM Sales excellence Recycling growth 21 2 Average units of production produced per machine hour 3 Employee headcount reduction

Industry & Operations Overview Scaling capital investment – Container Total Container Capital Spending (2006 – 2009): $590MM Scaling Investment $447MM . Scaling investments completely recapitalized the final targeted container converting footprint Maintenance Spending $143MM Scaling Transition Initiative Events ($MM) 05/06 2007 2008 2009 Forecast 2010 Forecast Scaling Forecast Complete Corrugators 0.0 24.8 41.2 5.8 0.0 71.8 Corr Components Purchases 12.3 48.2 40.3 4.4 0.5 105.7 Corr Components Transfers 0.5 5.9 7.2 2.1 0.2 15.9 New Complete FFG 0.0 19.7 4.5 1.3 0.0 25.5 FFG Rebuilds/Transfers 1.0 5.4 15.4 2.5 0.4 24.7 FFG Peripheral Purchases 10.2 0.8 4.7 1.1 0.0 16.8 New Complete RDC 2.1 10.9 15.1 2.5 0.0 30.6 RDC Rebuilds/Transfers 0.4 4.4 13.7 5.3 0.2 24.0 RDC Peripheral Purchases 7.3 5.8 8.1 2.3 0.0 23.5 Material Handling Purchases 2.5 31.4 14.4 3.5 3.7 55.5 Other 0.7 19.7 32.4 4.8 1.4 59.0 Totals $37.0 $177.0 $35.6 $6.4 22 $197.0 $453.0

Industry & Operations Overview Container plant closures & recent mill closures Container Plant Closures . Container closes 51 plants: 51 36 47 40 50 – 36 plants closed by the end of 2008 – 11 plants closed in 2009 and 47 by the end of 2009 28 30 – 4 plants planned in 2010 in connection with the last scaling 16 10 20 consolidation – 51 plants closed vs. original transformation target of 25 to 30 2 0 2005 2006 2007 2008 2009 2010 23

Industry & Operations Overview Container equipment base and corrugator throughput . Scaling investments focused heavily on rebuilding and upgrading existing machine centers, and automating machine centers and facilities through ancillary additions . 85% of our equipment base recapitalized, with a 54% improvement in boxplant throughput New or Upgraded Equipment through Q409 Corrugator Throughput 100% Rebuilds/Ancillary Additions New 843 900 75% 546 600 Plant 54% Increase in Scale 60% 84% 50% % Equipment Base MSF Corrugated Per 59% 25% 300 24 0% Flexos Rotary Die Cutters Corrugators 0 2005 Q409

Industry & Operations Overview Converting productivity through 2009 . Increased converting capacity and throughput . Reduced facilities . Reduced headcount . Lower converting cost Closed 47 Plants Reduced 30% 155 to 108 Reduced Flexos 33% 324 to 218 Reduced Die Cutters 36% 285 to 182 Reduced Headcount 36% 17,704 to 11,290 Reduced Corrugators 26% 112 to 83 25

Industry & Operations Overview Well positioned for profitable growth as economy improves . SSCC has outperformed its peers during 2009 and for the last 2 years both on an adjusted and an unadjusted basis, most significantly during the restructuring period and post-filing SSCC FBA net of Exits & Closures FBA (Market) SSCC vs Market 2.3% 1.5% (0.5%) 2.7% 3.7% 0.8% 0.0% 2.0% 4.0% 6.0% Day Y-Y % (2.6%) (1.6%) (4.1%) (2.1%) (4.3%) (7.8%) (8.0%) (6.0%) (4.0%) (2.0%) Shipments Per (10.0%) 2007 2008 2009 Nov YTD 2010 SSCC FBA Shipments (7.6%) (3.8%) (6.3%) 2.1% Business Exits (2.6%) (1.1%) 0.0% 0.0% Closures (2.4%) (1.1%) (2.2%) (0.2%) Adj For Closures & Exits (5.0%) (2.2%) (2.2%) (0.2% SSCC FBA Net Of Exits & Closures (2.6%) (1.6%) (4.1%) 2.3% FBA (Market) Shipments (2.1%) (4.3%) (7.8%) 1.5%) 26 2010 FBA is based on RISI’s September Forecast Monitor Source: SSCC and FBA SSCC Over/(Under) Performance (0.5%) 2.7% 3.7% 0.8%

Industry & Operations Overview

Scaling investments – Container division conversion costs, R&M and fixed costs

SMURFIT-STONE
solving it from all sides

- Scaling investments were targeted to: increase throughput and capacity; reduce facilities, headcount and conversion costs; and increase EBITDA. All improved significantly 2H09 versus 2008, and reduced 2H09 levels maintained in 2010
- From 2008 through 2010, Container conversion and maintenance costs were reduced by $202.6MM, Container fixed costs were reduced by $91.9MM, and Container EBITDA improved by $255.8MM
- SSCC's mills benefit from an internal transfer pricing which is driven by PPW publication, and Container provides additional mill value versus incremental open-market rollstock sales



1Q07A 2Q07A 3Q07A 4Q07A 1Q08A 2Q08A 3Q08A 4Q08A 1Q09A 2Q09A 3Q09A 4Q09F 1Q10F 2Q10F 3Q10F 4Q10F
$300
$250
$200
$150
$100
$50
$0
($50)
($100)
($MM)
Conversion & Maintenance Costs
Fixed Costs
EBITDA

27

Industry & Operations Overview Mill Closures & Divestitures. The company has restructured its mill footprint and cost structure over the last five years consistent with its core business, production and sales imbalances, and market demand . The company has closed nine mills and sold one mill, with supply/demand imbalances preceding the closures and with closures in response to market demand Annual CB Capacity Annual Production Containerboard Closures 3, 000 4,000 5,000 6,000 7,000 8,000 00 Tons 00 1,000 2,000 2005 2006 2007 2008 2009 2010 Containerboard mill closures Mill Location Product Shutdown Date Annual Tons Bathurst, NB Medium August 2005 240,000 New Richmond, QC Linerboard August 2005 234,000 Los Angeles, CA Medium June 2007 140,000 Carthage, IN Medium June 2007 52, 000 IN Snowflake, AZ Medium October 2008 135,000 Ontonagon, MI Medium September 2009 280,000 Missoula, MT Linerboard December 2009 620,000 Total Tons 1,701,000 Mill divestitures and other product closures 28 Mill Location Product Shutdown Date Annual Tons Brewton, AL WT Liner / SBS September 2007 499,500 Pontiac, QC Market Pulp November 2008 244,000

Industry & Operations Overview Adjusted RISI Unbleached Containerboard Cash Cost 2010 SSCC versus industry (per RISI Cornerstone) - Liner and Medium, projected fiber and energy inflation reflecting closures of two mills - Average cash cost: Industry: $312 / Ton SSCC: $ 310 / Ton $450 $500 Estimated 2010 Cash Cost N.A. Brown Containerboard FOB Mill Hodge $350 $400  Coshocton Medium Liner Stevenson Medium Hodge Medium Fernandina Liner Panama Liner $200 $250 $300 Cash Cost ($/Short Ton) SeminoleLiner SeminoleMedium FlorenceLiner HopewellLiner WestPointMedium Uncasville Medium Matane Medium $50 $100 $150 Source: RISI Cornerstone modified by: All prices south east: $134/ton delivered Recycle $36/green ton delivered Wood $6/mmbtu Nat Gas $97/ton Coal $74/barrel #6 Fuel Oil 2% chemical & labor inflation from Q209 29 $- - 5,000 10,000 15,000 20,000 25,000 30,000 35,000 Cumulative Annual Capacity (000 Short Tons) to 2010 1.153 Canadian exchange rate

Industry & Operations Overview The alternative fuel mixture (Black Liquor Tax Credit) & cash generation . Since the bankruptcy filing, before the DIP Term Loan prepayments, SSCC’s cash balance has increased by $1.1BN as of November 30th, with $537MM or 51% of our cash increase resulting from the alternative fuel mixture program Month-end Cash Balance Net Of DIP Paydown $1,400 Cash Balance - wo BLTC Black Liquor Tax Credit - Cumulative $1,000 $1,200 , $400 $600 $800 ($MM) $0 $200 Jan-09 Feb-09 Mar-09 Apr-09 May-09 Jun-09 Jul-09 Aug-09 Sep-09 Oct-09 Nov-09 30

Industry & Operations Overview The alternative fuel mixture – Black Liquor Tax Credit (cont’d) 2009 Black Liquor Credit Incremental Cost of $68.6MM . ($12.2MM) for additional diesel and equipment, and fiber yield/mix impact . ($11.3MM) incremental cost of running Missoula and Ontonagon versus lower cost mills . ($7.5MM) loss on incremental export orders before inclusion of the Black Liquor Credit offset. ($37.6MM) half the market price gap increase in export liner, kraft paper and market pulp markets versus history 2010. $43.5MM fixed cost reduction from the Missoula and Ontonagon closure, partially offset by any incremental cost of other mills running full. incremental higher Missoula and Ontonagon variable cost versus Permanent Downtime Total Benefit of $79.1MM $19.0MM reduction in variable cost from the 2009 temporary downtime mills’ variable costs. . $16.6MM in improved system benefits from net increase in freight cost due to distance ($16.5MM), offset by 154.8K fewer economic downtime tons $33.1MM (1,055.6K temp in 2009 versus 900.8K perm in 2010) 31

Industry & Operations Overview Headcount reductions – actual and 2010 forecast . Headcount reduced by 2,185 employees in 2009 . Plan to reduce by additional 599 in 2010 27,585 28,519 29,000 Historical periods 2003 - 2006 restated to exclude Brewton Mill & Consumer Packaging 22,695 24,617 26,165 25,000 27,000 19,150 21,335 21,000 23,000 Employees 18,551 17,000 19,000 2003 2004 2005 2006 2007 2008 2009 2010 32 2010 Reductions include the following closures: Ontonagon Mill, Missoula Mill, and the last scaling consolidation

Agenda . Introduction . Executive Summary & Company Overview – Pat Moore . Industry & Operations Overview – Steve Klinger. Restructuring Overview – Craig Hunt . Financial Projections & Assumptions – John Murphy. Transactional Overview – Tim Griffith & JPMorgan . Q&A – all . Closing Comments – Pat Moore 34

Restructuring Overview Emergence timeline January 2010 February 2010 March 2010 April 2010 S M T W T F S S M T W T F S S M T W T F S S M T W T F S 1 2 1 2 3 4 5 6 1 2 3 4 5 6 1 2 3 3 4 5 6 7 8 9 7 8 9 10 11 12 13 7 8 9 10 11 12 13 4 5 6 7 8 9 10 10 11 12 13 14 15 16 14 15 16 17 18 19 20 14 15 16 17 18 19 20 11 12 13 14 15 16 17 17 18 19 20 21 22 23 21 22 23 24 25 26 27 21 22 23 24 25 26 27 18 19 20 21 22 23 24 24 25 26 27 28 29 30 28 28 29 30 31 25 26 27 28 29 30 31 Note: Yellow shading indicates bank holidays; red shading indicates key transaction dates Bankruptcy Term Loan Week of January 4th . Meet with Moody’s (01/06) January 11th . Lenders Meeting (01/13) January 18th . Documents distributed to Lenders (01/19) . Receive ratings from Moody’s (01/20) . Commitments due (01/22) January 25th . Documentation comments due (01/26) . Allocations; execution of assignment agreements . Closing (credit agreement effective) (01/29) . Disclosure Statement Hearing (01/29) . Begin vote solicitation February / March . Lenders assigned allocated amounts (week of 02/01) . Vote solicitation period . Omnibus hearing March . Voting and objection deadline April . Funding . Confirmation of POR . Emergence from Bankruptcy 35

Restructuring Overview Real property disposition summary update . Real Property Sales- Sold = US$44.25MM1 – Canadian Timberland = CAD$28MM IN = – Carthage, $50K – Edmonton, ON= CAD$4.5MM – Fresno, CA = $2.25MM – Fullerton, CA = $8.25MM – Milwaukee, WI = $250K – St. Joe, MO = $2.275MM – Taylor, FL = $150K . Real Property Sales- Pending = US$15.9MM – Bathurst, NB = CAD$1.55MM – Jacksonville, FL = $2.5MM $ – Joliet, IL = 3.1MM – Murfreesboro, TN = $2.9MM – New Hartford, NY = $700K – New Richmond, QC = CAD$1.55MM – Pontiac, QC = CAD$1.75MM ON = CAD$ – Whitby, 2.15MM . Real Property Sales- Marketed or Pending Marketing – Mansfield, OH – Memphis, TN – Portland, CT 36 1 Assumed a conversion rate of CAD$1 equal to US$.955931 (as of December 28, 2009)

Restructuring Overview Rejected and renegotiated lease savings Highlights: . 63 Real Property Leases rejected – 30 facility and office leases rejected (includes Chicago and Montreal) 33 fixed warehouse leases rejected – – Rejected Real Property Leases Gross Total Savings = $33.3MM1 . 17 Facility Leases Renegotiated – Renegotiated Facility Leases Gross Total Savings = $10.1MM . 1 Corporate Office Lease Renegotiated (Creve Coeur)2 Renegotiated Corporate Lease Gross Total 1 This total includes $4.7MM for cost savings associated with rejection of the 150 N. Michigan lease and the rent reductions associated with the 222 N. LaSalle Lease 2 – Savings = $12.9MM 37 Cost savings associated with the Chicago office is captured in the rejected lease savings. This amount is $4.7MM

Restructuring Overview Rejected and renegotiated lease savings Gross Cash Savings $18.0 Rejected leases Creve Coeur renegotiated lease Renegotiated leases $12.0 $14.0 $16.0 $8.0 $10.0 ($MM) $2.0 $4.0 $6.0 $0.0 2009 2010 2011 2012 2013 2014 Thereafter Source: SSCC 38

Agenda . Introduction . Executive Summary & Company Overview – Pat Moore . Industry & Operations – Overview Steve Klinger. Restructuring Overview – Craig Hunt . Financial Projections & Assumptions – John Murphy. Transactional Overview – Tim Griffith & JPMorgan . Q&A – all . Closing Comments – Pat Moore 39

Financial Projections & Assumptions Projected EBITDA Projected EBITDA ($000s) 2009 2010 2011 2012 2013 2014 Forecast (Dec 09) Forecast Forecast Forecast Forecast Forecast Net Income ($208,729) ($123,711) $42,277 $98,203 $115,516 $133,665 ( ) ( ) Income Taxes 5,000 - 32,000 62,000 71,000 81,000 Interest Expense 280,594 137,831 99,000 98,160 97,320 96,480 Depreciation Depletion & Amortization 364,321 340,467 342,273 344,127 344,127 344,127 Fresh Start Accounting - Inventory Write-Up - 30,000 - - - - EBITDA $441,186 $384,587 $515,550 $602,490 $627,962 $655,272 Adjustments SRC & S-MBI Discount Expense 535 - - - - - Non-Cash Foreign Exchange (Gain) Loss 12,400 - - - - - Restructuring Charges 312,700 20,000 20,000 20,000 20,000 20,000 Loss on Early Extinguishment of Debt 19,777 13,379 - - - - Non-Cash Income & Gains 1,458 - - - (2,800) (28,200) (Gain) Loss on Sale of Fixed Assets 3,355 - - - - - DIP Financing Fees 63,096 - - - - - Energy Tax Credit (633,100) - - - - - 2009 LTIP Emergence Plan - 7,200 - - - - Chapter 11/CCAA Expenses: Professional Fees 56,225 25,000 - - - - Accounts Payable Settlement Gain (10,163) - - - - - Provision for Rejected Leases and Contracts 76,800 - - - - - Disclosure Statement Adjusted EBITDA $344,269 $450,166 $535,550 $622,490 $645,162 $647,072 Adjustments Black liquor credit cost 68,600 - - - - - Non-cash compensation 8,532 18,000 18,000 24,000 22,000 21,000 40 Pre-petition Hedges 54,105 667 - - - - Adjusted EBITDA $475,506 $468,833 $553,550 $646,490 $667,162 $668,072

Financial Projections & Assumptions 2008 - 2014 annual sales price & volume assumptions 2008 2009 2010 2011 2012 2013 2014 2008-09 2010-14 Actual Forecast Forecast Forecast Forecast Forecast Forecast Average Average PRICE ($/Ton) Linerboard PPW transaction 587 553 562 566 592 612 630 570 592 Kraft Bag transaction 583 438 521 571 579 567 618 511 571 Market Pulp transaction 581 454 570 638 706 561 616 518 618 VOLUME (MM Tons) Total Mill Tons Produced (All Products) 7.59 6.57 6.74 6.94 6.95 6.95 6.95 7.08 6.90 Containerboard tons produced 6.85 6.04 6.22 6.42 6.43 6.43 6.43 6.45 6.38 White top tons produced (excl. Brewton) 0.74 0.79 0.97 1.01 1.02 1.02 1.02 0.77 1.01 Containerboard Latin American sales 0.45 0.40 0.55 0.55 0.53 0.53 0.53 0.43 0.54 Containerboard external sales 2.35 1.76 1.78 1.88 1.77 1.77 1.77 2.06 1.80 Container tons consumed 4.69 4.41 4.49 4.56 4.65 4.65 4.65 4.55 4.60 Container external sales tons 4.37 4.03 4.11 4.18 4.26 4.26 4.26 4.20 4.21 DOWNTIME (MM Tons) Maintenance 0.213 0.158 0.177 0.177 0.177 0.177 0.177 0.186 0.177 Economic 0.284 1.056 - - - - - 0.670 - Source: SSCC 41

Financial Projections & Assumptions

2008 - 2014 annual manufacturing cost & usage assumptions

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	2008 Actual	2009 Forecast	2010 Forecast	2011 Forecast	2012 Forecast	2013 Forecast	2014 Forecast	2008-09 Average	2010-14 Average
WOOD FIBER (MM Tons)									
Internal usage	18.5	17.7	16.7	17.2	17.2	17.2	17.2	18.1	17.1
Internal price ($ per Green Ton)	$40.30	$37.08	$36.88	$38.97	$40.22	$43.24	$45.83	$38.69	$41.03
RECYCLED FIBER (MM Ton)									
Internal mill usage	2.7	2	2.4	2.5	2.5	2.5	2.5	2.4	2.5
Container DLK Sales	0.500	0.498	0.523	0.530	0.541	0.541	0.541	0.499	0.535
OCC Southeast OBM ($ per Ton)	$100	$58	$92	$102	$107	$97	$107	$79	$101
ENERGY USAGE									
Natural gas (MM MMBTU)	14.5	15.3	15.2	15.6	15.7	15.7	15.7	14.9	15.58
Natural gas price ($ per MMBTU)[1]	$9.09	$4.61	$6.36	$6.65	$6.80	$6.95	$7.15	$6.85	$6.78
Fuel Oil (MMBL)	1.6	1.2	1.2	1.1	1.1	1.1	1.1	1.4	1.1
Fuel Oil price SSCC ($ per BBL)[1]	$73.58	$50.07	$73.21	$70.80	$72.92	$75.80	$78.85	$61.83	$74.32
Oil price WTI Spot Proxy ($ per BBL)	$99.57	$61.87	$78.67	$89.00	$83.00	$100.00	$104.00	$80.72	$90.93
Coal (MM Tons)	0.71	0.64	0.63	0.65	0.65	0.65	0.65	0.68	0.65
Coal price ($ per Ton)	$103.51	$103.19	$94.72	$107.40	$108.65	$113.10	$119.55	$103.35	$108.68
Electricity (Billion KWH)	2.8	2.5	2.5	2.6	2.6	2.6	2.6	2.7	2.6
Electricity price ($ per MKWH)	$0.06	$0.06	$0.06	$0.06	$0.06	$0.07	$0.07	$0.06	$0.06
Diesel (MM Gallons proxy)	46.3	41.0	42.0	43.0	43.4	43.4	43.4	43.7	43.0
Diesel price (Cents per Gallon)[1]	380.0	246.7	294.1	293.0	310.0	319.0	329.0	313.4	309.0

[1] Excludes hedge impact
Source: SSCC

42

Financial Projections & Assumptions 2008 through 2010 Inflationary and deflationary impacts . In 2008 SSCC experienced hyperinflation of $336.4MM . $67.0MM of the $276.7MM 2009 deflation benefit resulted from leveraging the restructuring process to reject or renegotiate contracts, and rebid or switch to lower cost suppliers. 2010 is forecasted to be impacted by $160.6MM of inflationary reversal of the deflation enjoyed in 2009 2008 through 2010 (Inflation)/Deflation & Management Actions vs Prior Year Full Year 2008 2009 Forecast1 2010 $MM Actual Pure Deflation Mgmt Actions Total Forecast Fiber Wood (60.2) 57.3 2.4 59.7 3.3 Recovered Fiber 7.5 71.9 1.4 73.3 (60.1) Total Fiber (52.7) 129.2 3.7 132.9 (56.8) Energy2 (151.5) 77.7 22.4 100.1 (47.7) Transportation2 (56.8) 71.3 5.6 76.9 (27.7) Chemicals (43.4) (23.6) 35.3 11.6 6.6 Comp / Benefits (19.1) (42.4) 0.0 (42.4) (29.9) General Inflation (12.9) (2.4) 0.0 (2.4) (5.1) Pure Inflation Total2 (336.4) 209.7 67.0 276.7 (160.6) 1 December Forecast 2 Excluding impact of hedge. Source: SSCC 43

Financial Projections & Assumptions Hedging Hedge impacts–full year: Commodity and Financial . Hedge losses will impact the 2010 forecast by $0.6MM (#6 oil in Jan-Feb 2010) compared to losses of $54.1MM in 2009–including currency . This near-elimination of hedge positions in 2010 will have a positive profit impact of $53.4MM in 2010 vs. 2009 Forecast Hedge impacts–full year: Commodity and Financial Hedge Gains / <Losses> 2008 2009 2010 ($000) Actual Forecast Forecast Energy Natural Gas (18,535) (23,143) 0 Fuel Oil (13,556) (20,844) (667) Subtotal: Energy (32,091) (43,987) (667) Transportation (7,723) 193 0 Linerboard & OCC (388) 337 0 Canadian Dollar 1,671 (10,652) 0 Grand Total: Hedge Impacts (38,531) (54,109) (667) YOY Hedge Variance ($000) Source: UCC Presentation 12/22/09 Energy (11,896) 43,320 Transportation 7,916 (193) Reclamation 725 (337) Currency (12,323) 10,652 Total (15,578) 53,442 44

Financial Projections & Assumptions

EBITDA bridge - 2008 actual to 2009 forecast

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- 2009 Forecast vs 2008 Actual, DS EBITDA declines ($94.7MM) primarily due to: price/mix ($234.2MM); market downtime ($160.7MM); deflation $261.1MM, including Mgmt Actions $67.0MM; cost performance $165.9MM; black liquor cost ($68.6MM); Reclamation ($26.6MM); and volume ($31.6MM). Adjusted EBITDA reflects add backs for the cost of the $633.1MM Black Liquor Credit, $8.5MM for non-cash compensation and $54.1MM for Hedge agreement terminations.



$Millions
$800
$700
$600
$500
$400
$300
$200
$67.0 Mgmt Actions
• $ 3.7 Fiber
• $22.4 Energy
• $ 5.6 Transportation
• $35.3 Chemicals
($9.9) Mill
($21.7) Container or (5,076MSF)
(284k tons) 2008 Actual
(1,055k tons) 2009 Forecast
(771k tons) YoY Change
$80.4 Container Conversion
$69.1 Container Fixed Cost
$68.1 Container Material
$9.5 Corporate Expense
($47.0) Corporate Other
($12.2) Additional Fiber & Diesel
($11.3) Operating Profit Variance
($ 7.5) Incremental Orders
($37.6) Market Price Impact
$209.7 Pure Deflation
• $129.2 Fiber
• $ 77.7 Energy
• $ 71.3 Transportation
• ($ 23.6) Chemicals
• ($ 42.4) Comp & Benefits
• ($ 2.4) General
($ 15.6) Hedge
($132.3) Mill External
($101.9) Container
$439.0
$261.1
($31.6)
($160.7)
($234.2)
$165.9
($26.6)
($68.6)
$344.3
$68.6
$8.5
$54.1
$475.5
2008A (DS)
Deflation
Volume
Mkt Downtime
Price/Mix
Cost Performance
Reclamation (BK & Mkt)
Black Liquor Credit Cost
2009F (DS)
Black Liquor Credit Cost
Non-cash Compensation
Hedge Agreement Terminations
2009F Adjusted EBITDA

Excludes $633.1MM in net income from the Black Liquor Credit

45

Financial Projections & Assumptions EBITDA bridge - 2009 forecast to 2010 forecast $500 . 2010 Forecast vs 2009 Forecast, 2010 DS EBITDA of $450.2MM is forecasted to be $105.9MM better than 2009F, primarily due to improved operating EBITDA $110.9MM. Adjusted EBITDA reflects add backs for the cost of $18.0MM non-cash compensation and $0.6MM for Hedge agreement terminations $78.7 $29.9 $450.2 $12.2 $18.0 $468.8 $0.6 $400 $450 ($56.8) Fiber ($47.7) Energy ($27.7) Transportation $ 6.6 Chemicals ($29.9) Comp & Benefits ($ 5.1) General $344.3 $79.1 $0.9 $300 $350 $Millions $43.3 Energy ($0.2) Transportation $10.7 Currency ($0.3) Reclamation ($160.6) $12.3 $53.4 $200 $250 $2.5 Mill $9.8 Container $47.0 Container Conversion $10.3 Container Fixed Cost $14.0 Container Material ($ 4.9) FX Transactional $16.1 Corporate Other $100 $150 2009F (DS) Inflation Hedge Volume Downtime (Perm vs Temp) Price/Mix Cost Performance Reclamation (BK, Mkt & Black Liquor (Diesel, Equip & 2010 (DS) Non-cash Compensation Hedge Agreement 2010F Adjusted EBITDA 46 Strtgy) Fiber) Terminations

Financial Projections & Assumptions

Operating plan capital forecast 2007 – 2014

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Capital By Division ($MM)	2007	2008	2009F	2010F	2011F	2012F	2013F	2014F
Container Division	209.2	228.1	60.4	60.0	50.0	50.0	50.0	50.0
Mill Division (Including Ontonagon & Missoula)	139.5	127.3	61.0	136.4	135.0	142.6	142.6	142.6
Reclamation Division	12.9	11.2	13.3	15.7	30.9	22.2	22.2	22.2
Division Sub-Total	**361.6**	**366.6**	**134.7**	**212.1**	**215.9**	**214.8**	**214.8**	**214.8**
Less Ontonagon & Missoula	-	-	-	(15.4)	(11.0)	(21.0)	(21.0)	(21.0)
Division Capital W/O Ontonagon & Missoula	**361.6**	**366.6**	**134.7**	**196.7**	**204.9**	**193.8**	**193.8**	**193.8**
Corporate / IT	22.2	27.1	33.2	35.5	32.0	19.1	19.1	19.1
Total	**383.8**	**393.7**	**167.9**	**232.2**	**236.9**	**212.9**	**212.9**	**212.9**
Less Capital Review				(22.2)	(26.9)	(2.9)	(2.9)	(2.9)
Net Total	**383.8**	**393.7**	**167.9**	**210.0**	**210.0**	**210.0**	**210.0**	**210.0**

Capital By Project Type w/o Ontonagon & Missoula ($MM)	2007	2008	2009F	2010F	2011F	2012F	2013F	2014F
Defensive	77.6	91.4	83.1	141.3	150.9	147.1	147.1	147.1
Environmental	48.4	8.3	0.5	9.4	10.6	9.1	9.1	9.1
Cost Savings	45.7	19.8	1.3	8.0	6.8	8.8	8.8	8.8
Scaling & Transformational (strategy)	188.7	242.2	70.1	57.6	55.1	34.3	34.3	34.3
Growth	23.4	32.0	12.9	15.9	13.5	13.6	13.6	13.6
Total	**383.8**	**393.7**	**167.9**	**232.2**	**236.9**	**212.9**	**212.9**	**212.9**
Less Capital Review			0	(22.2)	(26.9)	(2.9)	(2.9)	(2.9)
Net Total	**383.8**	**393.7**	**167.9**	**210.0**	**210.0**	**210.0**	**210.0**	**210.0**

Capital Spending As A % Of Depreciation	2007	2008	2009F	2010F	2011F	2012F	2013F	2014F
Depreciation	360.0	357.0	364.3	340.5	342.3	344.1	344.1	344.1
Capital As A % Of Depreciation	107%	110%	46%	62%	61%	61%	61%	61%

Source: SSCC

47

Financial Projections & Assumptions Consolidated overview of combined underfunded liability and estimated consolidated GAAP and cash pension costs U.S. Canada Total 2009 2010 2011 2012 2013 2014 Current pension underfunding – 10/31/09 Estimated pension costs – 10/31/09 U.S. Canada Total Asset value $1,710.7 $691.9 $2,402.6 Benefit obligations 2,622.6 871.0 3,493.6 Unfunded amount $911.9 $179.1 $1,091.0 GAAP pension expense U.S. $90.9 $49.1 $37.5 $16.1 $(7.8) $(30.0) Canada 22.9 16.8 10.8 8.0 5.0 1.8 Total $113.8 $65.9 $48.3 $24.1 $(2.8) $(28.2) Note: Exchange rate as of 12/22/09: 1 CAD = 0.95 USD Cash pension contributions N/A $34.6 $265.8 $291.1 $275.8 $241.9 N/A 44.4 43.4 50.1 50.1 46.3 1 $7.7 $79.0 $309.2 $341.2 $325.9 $288.2 1 2009 excludes SIPP Contributions of approximately $28.4MM 48

Financial Projections & Assumptions

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Updated U.S. projected contributions and potential impact of variation in asset returns and interest rates: 2009 – 2015

- The funding discount rate is determined using the PPA yield curve. The October 2009 yield curve led to funding discount rates of 5.65% and 5.52% for the Hourly and Salaried Plans, respectively (applicable for all periods after October 2009)
- The following chart illustrates how minimum required contributions may vary based on return on assets, using the projected contributions as of 10/31/09 as the "Base" case

Variation in minimum required contributions based on return on assets ($MM)

Calendar Year	Base (8.5% Annual Return)	Base – 4.0%	Base – 2.0%	Base + 2.0%	Base + 4.0%
2009	$0.0	$0.0	$0.0	$0.0	$0.0
2010	34.6	34.6	34.6	34.6	34.6
2011	265.8	265.8	265.8	265.8	265.8
2012	291.1	302.9	297.0	285.1	279.2
2013	275.8	292.0	284.8	257.0	245.9
2014	241.9	323.7	303.0	224.3	205.0
2015	202.2	276.4	251.4	175.9	107.0

The following chart shows how such contributions may vary based on changes in the funding discount rate.

Variation in minimum required contributions based on changes in the discount rate ($MM)

Calendar Year	Base (rate as of 10/31/09)	Base – 1.0%	Base + 1.0%
2009	$0.0	$0.0	$0.0
2010	34.6	34.6	34.6
2011	265.8	359.2	258.0
2012	291.1	374.7	204.9
2013	275.9	328.5	184.1
2014	241.9	334.9	175.4
2015	202.2	269.8	157.5

49

Financial Projections & Assumptions

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Updated Canadian projected contributions and potential impact of variation in asset returns and interest rates: 2009 – 2015

- The funding (solvency) discount rate is generally driven by government bond yields and annuity purchase rates. The October discount rate expressed as a single flat rate yielded approximately 4.45%-4.55% per year depending on plan duration (applicable for all periods after October 2009)
- The following chart illustrates how minimum required contributions may vary based on return on assets, using the projected contributions as of 10/31/09 as the "Base" case

Variation in minimum required contributions based on return on assets (US$MM)

Calendar Year	Base (7.5% Annual Return)	Base – 4.0%	Base – 2.0%	Base + 2.0%	Base + 4.0%
2009	$7.7	$7.7	$7.7	$7.7	$7.7
2010	44.4	44.4	44.4	44.4	44.4
2011	43.4	49.1	46.3	40.6	38.7
2012	50.1	61.5	55.8	42.5	34.9
2013	50.1	67.2	58.7	39.6	29.1
2014	46.3	70.1	57.7	24.4	17.7
2015	28.2	68.2	53.0	19.6	5.3

The following chart shows how such contributions may vary based on changes in the funding discount rate

Variation in minimum required contributions based on changes in the discount rate (US$MM)

Calendar Year	Base (rate as of 10/31/09)	Base – 1.0%	Base + 1.0%
2009	$7.7	$7.7	$7.7
2010	44.4	44.4	44.4
2011	43.4	62.5	30.1
2012	50.1	65.3	34.9
2013	50.1	64.4	36.8
2014	46.3	59.6	36.8
2015	28.2	34.9	27.2

50

Financial Projections & Assumptions Overview of U.S. Pension plans . SSCC sponsors two qualified defined benefit pension plans for the benefit of current and former U.S. employees – The SSCC Pension Plan for Salaried Employees . Frozen effective 12/31/08; no additional benefits accrue – The SSCC Pension Plan for Hourly Employees . Currently active; benefits continue to accrue . Approximately 2/3 of those who participate in this Plan are hourly employees whose participation is provided by a percentage collective (“CBAs”) between SSCC and substantial of the 100+ bargaining agreements various labor unions . Based on the actuarial assumptions used for financial accounting purposes (which assume the Plans will continue in operation), Mercer, the Plans’ actuary, has estimated the Plans’ underfunding as of 10/31/09 at approximately $912MM . SSCC is required to make minimum required contributions to the Plans each plan year in an amount generally equal to the sum of (i) the cost of benefits accruing for the applicable plan year plus (ii) an amount designed to make up for any funding shortfall, which is amortized over a seven-year period 51

Financial Projections & Assumptions Overview of Canadian defined benefit pension plans . Six Canadian registered pension plans (collectively, the “Canadian Plans”) – Two were frozen effective 03/1/09 and two have no active members–no additional benefits accrue under these four Canadian Plans – Other two Canadian Plans remain active and benefits continue to accrue . Based on the actuarial assumptions used for financial accounting purposes, the Canadian Plans’ underfunding as of 10/31/09 was approximately US$179MM . Portion of required 2009 contributions not paid during CCAA may be payable immediately upon emergence 52

Financial Projections & Assumptions Summary financials and credit statistics ($mm) Actual Actual Forecast Forecast Forecast Forecast Forecast Forecast Full Year 2007 Full Year 2008 Full Year 2009 Full Year 2010 Full Year 2011 Full Year 2012 Full Year 2013 Full Year 2014 Disclosure Statement Adjusted EBITDA1 755 439 344 450 536 622 645 647 Black Liquor Credit Cost 69 - - - - - Non-Cash Compensation 21 3 9 18 18 24 22 21 Pre-Petition Hedges 54 1 - - - - 776 442 476 469 554 646 667 668 Adjusted EBITDA Pension Expense1 70 39 114 66 48 24 - - Pension Contribution (129) (69) (36) (79) (309) (341) (326) (288) Interest Expense (285) (262) (281) (138) (99) (98) (97) (96) Increase/(Decrease) in Working Capital (122) 128 323 33 39 37 (2) (9) Capital Expenditures (384) (394) (168) (210) (210) (210) (210) (210) Sale of Assets 452 9 53 3 - - - - Advances to Affiliates (15) - - - - - Cash Taxes (17) (55) 2 14 (18) (7) (8) (41) Other2 (13) 21 (10) 28 9 20 9 22 SIP Pension Liability Payment - - (9) - - - Cash Restructuring (37) (46) (38) (50) (10) (10) (10) (10) Energy Tax Credit Proceeds3 574 - - - - - Professional Fees (56) (25) - - - - Change in Restricted Cash (9) 9 - - - - Cash Available for Debt Service 311 (187) 929 120 (5) 61 23 35 Cumulative Cash Available for Debt Service 120 115 176 199 234 Cash Balance 7 126 679 308 290 339 350 374 Liquidity - - 979 744 735 791 804 835 Senior Secured Debt 918 1,279 1,353 1,198 1,186 1,174 1,162 1,150 Total Debt 3,359 3,718 3,793 1,198 1,186 1,174 1,162 1,150 Ratios Adj EBITDA / Interest Expense 2.7x 1.7x 1.7x 3.4x 5.6x 6.6x 6.9x 6.9x (Adj EBITDA - Capex) / Interest Expense 1.4x 0.2x 1.1x 1.9x 3.5x 4.4x 4.7x 4.7x (Adj EBITDA - + Pension Contribution) 0.9x 0.1x 1.0x 1.2x 0.8x 1.0x 1.1x 1.2x Capex) / (Interest Expense Sr. Secured Debt / Adj EBITDA 1.2x 2.9x 2.8x 2.6x 2.1x 1.8x 1.7x 1.7x Total Debt / Adj EBITDA 4.3x 8.4x 8.0x 2.6x 2.1x 1.8x 1.7x 1.7x Net Debt / Adj EBITDA 4.3x 8.1x 6.5x 1.9x 1.6x 1.3x 1.2x 1.2x (Total Debt + Pension Obligation) / (Adj EBITDA + Pension Add-backs4) 5.1x 4.1x 3.1x 2.6x 2.1x FCF / Total Debt 9.3% (5.0%) 24.5% 10.0% (0.5%) 5.2% 2.0% 3.1% 1 Adj. EBITDA net of penison income of $2.8MM and $28.2MM in 2013 and 2014. These are excluded from pension expense. 2 Includes DDIC and TNH proceeds. 533 December 2009 Fuel Tax Proceeds of $58.9MM included in 2010 Working Capital. 4 Moody's/S&P Pension adjustment calculated as benefit expense for the year less annual service cost of approx. $25MM each year

Financial Projections & Assumptions

Cost pass-through analysis

SMURFIT-STONE
solving it from all sides

Pro Forma Capital Structure ($MM) as of 3/31/10

	Commit	Funded	x2009E EBITDA	xLTM 3/31/10E EBITDA
Cash	$126	$126		
$650MM Exit ABL R/C	650	-		
Fixed Asset Term Loan	1,200	1,200		
Other debt	7	7		
Total debt	**$1,857**	**$1,207**	**2.5x**	**3.1x**
Adj EBITDA			**$476**	**$385**

Cost Pass-Through Cycle

- 1Q 2009 margins and profitability benefited from the combination of:
  - Rapidly falling input / commodity prices; and
  - Modest price decreases due to cyclical lag
- This is consistent with historical increased near-term performance when input prices fall
- 1Q 2010 illustrates the reverse of these trends:
  - Rapidly increasing input / commodity prices; and
  - Lag in benefiting from the announced price increase
- Increased pricing will begin to take effect mid-year 2010, leading to materially improved profitability and cash flow in the second half of the year

Quarterly Results

	Q1-2009 Actual	Q2-2009 Actual	Q3-2009 Actual	Q4-2009 Forecast	Q1-2010 Forecast	Q2-2010 Forecast	Q3-2010 Forecast	Q4-2010 Forecast
Net Sales	$1,371	$1,406	$1,417	$1,368	$1,413	$1,465	$1,529	$1,477
Adjusted EBITDA	**131**	**144**	**121**	**79**	**41**	**101**	**167**	**160**
EBITDA Margin (Adjusted EBITDA)	*9.6%*	*10.2%*	*8.5%*	*5.8%*	*2.9%*	*6.9%*	*10.9%*	*10.9%*
LTM Adjusted EBITDA	$447	$478	$477	$476	$385	$342	$388	$469
PF Debt / LTM EBITDA	**2.7x**	**2.5x**	**2.5x**	**2.5x**	**3.1x**	**3.5x**	**3.1x**	**2.6x**

Source: SSCC

54

Financial Projections & Assumptions Total revolver availability and net debt $1,000 Revolver Availability Cash Balance Estimated Total Available Liquidity $979 $200 $300 $400 $500 $600 $700 $800 $900 $548 $352 $126 $586 $569 $637 $744 $735 $791 $805 $834 $0 $100 2006 2007 2008 2009 Mar-10 Jun-10 Sep-10 Dec-10 2011 2012 2013 2014 2006-2008 Actual, 2009-2014 Forecasted Net Debt $3,114 $3,990 $3,774 $4,072 $3,500 $4,000 $4,500 $776 $812 $835 $896 $890 $1,031 $1,089 $1,081 $500 $1,000 $1,500 $2,000 $2,500 $3,000 55 2006-2008 Actual, 2009-2014 Forecasted 2006 2007 2008 2009 Mar-10 Jun-10 Sep-10 Dec-10 2011 2012 2013 2014

Agenda . Introduction . Executive Summary & Company Overview – Pat Moore . Industry & Operations Overview – Steve Klinger. Restructuring Overview – Craig Hunt . Financial Projections & Assumptions – John Murphy. Transactional Overview – Tim Griffith & JPMorgan . Q&A – all . Closing Comments – Pat Moore 56

Transactional Overview Asset collateral coverage ($MM) Comparable base Est. value A/R1 Inventory1 Total Debt Implied coverage Book Value $4,479 2 ($679) ($484) $3,316 $1,200 Exit facility coverage analysis 1 12/31/09E 2 12/31/09E tangible book value adjusted for pro-forma cash as of 12/31/09 Excluding current assets 2.8x Including current assets $4,479 2 — — $4,479 $1,850 2.4x . Tangible book value of the Company’s assets provides strong collateral coverage of the Term Loan 57

Transactional Overview Conservative capital structure Total debt / LTM EBITDA . Upon emergence, Smurfit will be appropriately capitalized with leverage comparable to its peers . Debt reduced by $2.9BN 6.0x 3.4x2 2.3x 2.1x 3.4x 2.0x 2.5x1 2.0x 4.0x 0.0x Corporate Ratings: TBD Memo: Moody’s adjusted debt/ LTM EBITDA: 4.1x Baa3 2.4x Baa3 5.8x Ba1 2.8x Ba1 3.0x Ba3 N/A 58 Source: Moody’s and company filings as of 9/30/09 1 Total debt is $1,207MM, assuming an undrawn ABL revolver, and adjusted pro-forma 2009 EBITDA is $476MM 2 JPM research, November 2009

Transactional Overview

SMURFIT-STONE
solving it from all sides

Claims Analysis – claims under the Pre-Petition Credit Agreement are approx. $1,362mm

($MM)

Estimated Balances as of March 31, 2010	Amount
Total Cash[1]	**$607.4**
DIP[2]	
U.S. Revolving Credit Facility (DIP)	–
Canadian Revolving Credit Facility (DIP)	–
Total DIP	**–**
Pre-Petition Secured Debt	
U.S. Revolving Facility ($600MM)[3]	$511.7
Canadian Revolving Facility ($200MM)[4]	198.2
U.S. Tranche B Term Loan	136.8
Canadian Tranche C Term Loan	257.8
Canadian Tranche C-1 Term Loan	77.9
Stevenson Drawn LOC	120.2
SBA Loan	0.4
Safe Harbor Agreement Terminations	59.4
Total Pre-Petition Secured Debt	**$1,362.4**
Total Other Secured Claims	**$3.0**
Total Calpine/Cameo	**$46.3**
Total Administrative and Priority Claims	**72.6**
Total Secured, Administrative, and Priority Claims	**$1,484.3**
Total Unsecured Notes / IRBs	**2,440.8**
Total Other Unsecured	**482.8**
Total Unsecured Claims	**$2,923.6**
Total Claims	**$4,408.0**

Note: Excludes intercompany claims, medical and certain pension claims
1 Includes $15.3MM payment for post-petition LOC funding reversed in 2010
2 $315MM DIP R/C ($250MM U.S. DIP R/C and $65MM Canadian DIP R/C); $15.3MM LCs outstanding undrawn under the U.S. DIP R/C
3 Excludes approximately $86.7MM in LCs
4 Excludes approximately $0.4MM in LCs. Includes $141MM in SSCE borrowings

59

Transactional Overview Summary financial assumptions Sources & uses ($MM) as of 3/31/10 Sources Uses Cash on B/S $607 Cash on B/S $126 Exit $650mm ABL R/C - Repayment of pre-petition bank debt 1,362 Fixed Asset Term Loan 1,200 Calpine/Cameo 46 Est. fees and expenses 56 Assumed contracts 38 Administrative, priority, tax and convenience claims 125 Other 54 Total sources $1,807 Total uses $1,807 Pro forma capitalization table ($MM) as of 3/31/10 Commitment Funded x2009E EBITDA Cash $126 $126 $650MM Exit ABL R/C 650 – Other debt 7 7 Fixed Asset Term Loan 1,200 1,200 Total debt $1,857 $1,207 2.5x Net debt $1,731 $1,081 2.3x 2009E Adj EBITDA $476 60

For Discussion Purposes Only Transactional Overview Indicative terms Borrower: Smurfit-Stone Container Enterprises, Inc. (the “Borrower”) Guarantors: Certain existing and future direct and indirect U.S. subsidiaries of the Borrower Joint Lead Arrangers and Joint Bookrunners: J.P. Morgan, Deutsche Bank, and Bank of America Administrative Agent: JPMorgan Chase Syndication Agent: Deutsche Bank Documentation Agent: Bank of America Purpose: . Satisfy claims against the Borrower and its subsidiaries pursuant to the Bankruptcy POR, including refinancing pre-petition credit facilities . General corporate purposes and working capital needs Facility: $1,200MM senior secured Term Loan Tenor: 6 years Pricing: . L + 500bps . LIBOR floor: 2.0% OID: 98.5, earned and payable as follows: . Lesser of (i) 50bps, and (ii) ½ of OID earned on the Closing Date and payable upon the earlier of (x) the Funding Date and (ii) the termination or expiration of the Term Loan commitments, but payable only on the portion terminated or expired . Remainder of OID earned and payable on amounts funded on the Funding Date Call Protection: 101 on voluntary refinancings within the first two years of the Funding Date, other than (i) up to $500MM refinanced with unsecured notes, or (ii) a refinancing of the entire Term Loan with secured notes, in each case within 90 days of the Funding Date Amortization: 1% per annum payable quarterly with a bullet at maturity Incremental Facility: Ability to add up to $400MM in additional term loans and, in the event the Revolving Facility is terminated, revolving loans, to the Facility, subject to: . No default . In the case of additional term maturity no earlier and weighted average life no shorter than the Term Loan loans, . Pro-forma Senior Secured Leverage < 3.0x . 25bps MFN pricing protection on the Term Loan Security: . 1st priority lien on substantially all domestic real property and tangible and intangible personal property assets of the Borrower and Guarantors, other than Revolver Collateral . 1st priority lien on 100% of stock of all domestic subsidiaries and 2/3 pledge of stock of first-tier foreign subsidiaries (collectively with the above the “First Lien Collateral”) 61. Crossing 2nd priority lien on the domestic Revolver Collateral (accounts receivable and inventory) Revolver: ABL Facility of up to $650MM to be raised separately and available by the Funding Date Intercreditor Agreement: Usual and customary for transactions of this type

Transactional Overview Indicative terms (cont’d) For Discussion Purposes Only Affirmative Covenants: Usual and customary for transactions of this type Negative Covenants: Usual and customary for transactions of this type Financial Covenants: . No maintenance covenants . Debt incurrence test of 2.0x interest coverage Mandatory Prepayments: . 100% of net cash proceeds from incurrence of indebtedness . 100% of all asset sales (with 365-day reinvestment rights for up to $250MM of proceeds) . 50% excess cash flow sweep with step-downs to 25% and 0% when Senior Secured Leverage is < 2.25x and 1.75x respectively Events of Default: Usual and customary for transactions of this type Closing Date: Date of execution and effectiveness of the Credit Agreement Funding Date: . Date of emergence from bankruptcy and satisfaction of all conditions to funding . Within five months of the Closing Date Conditions Precedent: To closing To funding . Execution of the Loan Documents . Order approving POR consistent with the disclosure statement in . Bankruptcy court approval . Other usual and customary conditions effect on the Closing Date (any significant changes to the Plan adverse to the lenders require super-majority approval) . Completion of all actions necessary to establish the proper perfection and priority of security interests . Pro-forma compliance with leverage ratio of: 3.5x if funding occurs before April 30, 2010; 3.85x thereafter . Effectiveness of ABL Revolver . Minimum liquidity of $500MM if funding occurs before April 30, 2010; $450MM thereafter . No Event of Default . Payment of fees and expenses . Other usual and customary conditions 62

Agenda . Introduction . Executive Summary & Company Overview – Pat Moore . Industry & Operations Overview – Steve Klinger . Restructuring Overview – Craig Hunt . Financial Projections & Assumptions – John Murphy Transactional Overview – Tim Griffith & JPMorgan . Q&A – all . Closing Comments – Pat Moore 64

Agenda . Introduction . Executive Summary & Company Overview – Pat Moore . Industry & Operations Overview – Steve Klinger . Restructuring Overview – Craig Hunt . Financial Projections & Assumptions – John Murphy Transactional Overview – Tim Griffith & JPMorgan . Q&A – all . Closing Comments – Pat Moore 65

Appendix 66

Appendix

Adj EBITDA bridge – Q1-10 vs Q1-09 and Q2-10 vs Q2-09

SMURFIT-STONE
solving it from all sides



$150
$100
$50
$0
$MM
$131.1
($80.8)
($28.5)
($18.0)
$36.7
$40.5
$10.2 Container Conversion
$ 7.3 Container Fixed Cost
$20.4 Downtime (Perm vs Temp)
Q1-09 Adj EBITDA
Price (PPW Lagged)
Secondary Fiber
Oil & Diesel
Management Action
Q1-10 Adj EBITDA



$150
$100
$50
$0
$MM
$144.1
($41.1)
($16.3)
($14.0)
$28.5
$101.2
$10.7 Container Conversion
$ 3.0 Container Fixed Cost
$17.0 Downtime (Perm vs Temp)
Q2-09 Adj EBITDA
Price (PPW Lagged)
Secondary Fiber
Oil & Diesel
Management Action
Q2-10 Adj EBITDA

First and second quarter variance detail

	First Quarter			Second Quarter		
	Q1-10	Q1-09	Var	Q2-10	Q2-09	Var
PRICE ($/Ton)						
Linerboard PPW transaction	535	583	(48)	562	548	14
PPW - lagged Box Price	535	603	(68)	538	574	(36)
PPW - lagged Rollstock Price	536	596	(60)	545	561	(16)
VOLUME (MM Tons)						
Container external sales tons	1.013	1.012	0.001	1.040	1.020	0.020
Containerboard domestic OS sales	0.213	0.191	0.022	0.244	0.215	0.029
DOWNTIME (MM Tons)						
Maintenance	0.042	0.046	(0.004)	0.055	0.049	0.005
Economic	-	0.316	(0.316)	-	0.274	(0.274)
RECYCLED FIBER (MM Ton)						
Internal mill usage	0.60	0.47	0.13	0.59	0.52	0.06
Container DLK Sales	0.139	0.108	0.031	0.130	0.134	(0.004)
OCC Southeast OBM ($ per Ton)	$97	$30	$67	$83	$50	$33
ENERGY USAGE						
Fuel Oil (MMBL)	0.36	0.42	(0.06)	0.28	0.25	0.03
Fuel Oil price SSCC ($ per BBL)[1]	$72.4	$40.5	$31.9	$74.0	$43.4	$30.7
Oil price WTI Spot Proxy ($ per BBL)	$75.7	$42.9	$32.8	$78.0	$59.5	$18.5
Diesel (MM Gallons proxy)	10.4	10.1	0.3	10.5	10.2	0.2
Diesel price (Cents per Gallon)[1]	283.7	220.4	63.3	292.2	229.8	62.3

[1] Excludes hedge impact

67

Appendix

Adj EBITDA bridge – Q3-10 vs Q3-09 and Q4-10 vs Q4-09

SMURFIT-STONE
solving it from all sides



$200
$150
$100
$50
$0
$MM
$120.9
$28.2
($10.8)
($9.0)
$29.5
$7.8
$166.6
$13.7 Container Conversion
$ 0.5 Container Fixed Cost
$15.3 Downtime (Perm vs Temp)
Q3-09 Adj EBITDA
Price (PPW Lagged)
Secondary Fiber
Oil & Diesel
Management Action
Other
Q3-10 Adj EBITDA



$200
$150
$100
$50
$0
$MM
$79.4
$42.4
($4.5)
($5.4)
$26.1
$22.5
$160.5
$12.4 Container Conversion
($ 0.5) Container Fixed Cost
$14.2 Downtime (Perm vs Temp)
Q4-09 Adj EBITDA
Price (PPW Lagged)
Secondary Fiber
Oil & Diesel
Management Action
Other
Q4-10 Adj EBITDA

Third and fourth quarter variance detail

	Third Quarter			Fourth Quarter		
	Q3-10	Q3-09	Var	Q4-10	Q4-09	Var
PRICE ($/Ton)						
Linerboard PPW transaction	575	542	33	575	535	40
PPW - lagged Box Price	569	548	20	572	539	32
PPW - lagged Rollstock Price	574	546	28	574	540	34
VOLUME (MM Tons)						
Container external sales tons	1.050	1.019	0.030	1.011	0.976	0.035
Containerboard domestic OS sales	0.251	0.229	0.022	0.215	0.214	0.001
DOWNTIME (MM Tons)						
Maintenance	0.046	0.029	0.017	0.035	0.033	0.002
Economic	-	0.242	(0.242)	-	0.224	(0.224)
RECYCLED FIBER (MM Ton)						
Internal mill usage	0.61	0.46	0.15	0.60	0.51	0.09
Container DLK Sales	0.130	0.131	(0.001)	0.125	0.126	(0.001)
OCC Southeast OBM ($ per Ton)	$100	$78	$22	$87	$73	$14
ENERGY USAGE						
Fuel Oil (MMBL)	0.25	0.27	(0.02)	0.28	0.30	(0.02)
Fuel Oil price SSCC ($ per BBL)[1]	$74.1	$55.4	$18.7	$72.7	$65.0	$7.7
Oil price WTI Spot Proxy ($ per BBL)	$79.7	$68.2	$11.5	$81.3	$76.9	$4.4
Diesel (MM Gallons proxy)	10.6	10.3	0.3	10.5	10.3	0.2
Diesel price (Cents per Gallon)[1]	296.5	260.8	35.7	304.2	275.8	28.4

[1] Excludes hedge impact

68

Appendix

Experienced management team

SMURFIT-STONE
solving it from all sides

Name	Title	Age	Years with Company	Experience/responsibilities
Patrick J. Moore	Chairman and Chief Executive Officer	55	23	Patrick J. Moore has served as Chairman and Chief Executive Officer since May 2006. He had been Chairman, President and Chief Executive Officer since May 2003, and prior to that he was President and Chief Executive Officer since January 2002, when he was also elected as a director of the Company. He was Vice President and Chief Financial Officer from November1998 until January 2002. Mr. Moore is the lead director for Archer Daniels Midland Company and serves on the board of directors of DePaul University in Chicago. He also serves on the boards of the YMCA of Greater St. Louis, Boys Hope Girls Hope, Big Shoulders in Chicago, National Association of Manufacturers (NAM), American Forest & Paper Association (AF&PA) and Sustainable Forestry Initiative (SFI).
Steven J. Klinger	President and Chief Operating Officer	50	3	Steven J. Klinger joined Smurfit-Stone as President and Chief Operating Officer in May 2006. He was appointed to the Board of Directors on December 11, 2008. Prior to joining Smurfit-Stone, Mr. Klinger was employed by Georgia-Pacific Corporation for 23 years, most recently as Executive Vice President of Packaging from February 2003 to May 2006, and President, Packaging and Containerboard Sales/Logistics from August 2001 to January 2003. He is a graduate of Georgia State University, with a degree in accounting, and Duke University's Advanced Management Program. In June 2008, Mr. Klinger was appointed to the board of directors of Navistar International Corporation.
John R. Murphy	Senior Vice President and Chief Financial Officer	59	1	John R. Murphy is senior vice president and chief financial officer for Smurfit-Stone Container Corporation. Mr. Murphy joined Smurfit-Stone in May 2009. Prior to joining Smurfit- Stone, he served as president and chief executive officer, and as a member of the board of directors of Accuride Corp. of Evansville, IN. During his 10-year tenure with Accuride, Mr. Murphy served as president and chief operating officer; chief financial officer; and executive vice president. Mr. Murphy also held key leadership positions with North American Stainless, Inc., Armco, Inc. and Corning, Inc. He began his career with PricewaterhouseCoopers. Mr. Murphy currently serves on the board of directors and holds committee positions with O'Reilly Automotive, Inc., of Springfield, MO. He holds a bachelor's degree in accounting from Penn. State, an MBA from the University of Colorado, and is a certified public accountant.
Craig A. Hunt	Senior Vice President, Secretary and General Counsel	48	19	Craig A. Hunt is senior vice president, general counsel and secretary for Smurfit-Stone Container Corporation. He is also a member of the Company's executive committee. Mr. Hunt joined the former Jefferson Smurfit Corporation in November 1990 as staff counsel. In 1993, he began serving as senior counsel and assistant secretary. He assumed his current post in 1998. Mr.Hunt practiced general corporate law for several years in the corporate finance section of the Shook, Hardy & Bacon law firm in Kansas City. He earned a bachelor's degree in economics and a Juris Doctor degree from the University of Kansas.
Timothy Griffith	Vice President and Treasurer	40	1	Timothy Griffith is vice president and treasurer for Smurfit-Stone Container Corporation. Mr. Griffith joined Smurfit-Stone in September 2009. Prior to joining Smurfit-Stone, Mr. Griffith served as vice president and treasurer of Cooper-Standard Automotive in Novi, MI, and previously served in a variety of financial leadership roles for Lear Corp, Citicorp Securities Inc., and Comerica Inc. Mr. Griffith earned a bachelor's degree in economics from Michigan State University, a master's degree in business administration from the University of Michigan, and is a Chartered Financial Analyst (CFA).
Ronald D. Hackney	Senior Vice President, Human Resources	63	33	Ronald D. Hackney is senior vice president of human resources for Smurfit-Stone Container Corporation, a post he assumed in 2003. He is also a member of the company's executive committee. A 32-year veteran in human resources management, Mr. Hackney joined one of Smurfit-Stone's predecessor companies, Container Corporation of America, in 1976. He served as corporate labor relations manager from 1986 to 1995 and held regional human resources posts in the container and mill operations divisions prior to that. From 1995 to 2003, Mr. Hackney served as human resources manager for the company's Mill division. Mr. Hackney earned a bachelor's degree from Berea College in Kentucky and a master's degree in business administration from Ball State University in Indiana.

69

Appendix

Experienced management team (cont'd)

SMURFIT-STONE *solving it from all sides*

Name	Title	Age	Years with Company	Experience/responsibilities
Susan M. Neumann	Senior Vice President of Corporate Communications & Public Affairs	55	3	Susan M. Neumann is senior vice president of corporate communications and public affairs for Smurfit-Stone Container Corporation and is a member of the company's executive committee. Ms. Neumann has more than 25 years of corporate communications experience in the retail food/drug and manufacturing industries. Before joining Smurfit-Stone in 2006, Ms. Neumann was senior vic president of corporate communications and education for Albertsons, Inc., one of the nation's largest food and drug retailers. Prior to the acquisition by Albertsons, she was vice president of communications for the former American Stores Company. Ms. Neuman als held positions of increasing responsibility at Whirlpool Corporation, including director of corporate communications for the company's North American Appliance Group. Ms. Neumann earned a bachelor's degree in political science and journalism, and a master's degree in organizational communications from Western Michigan University in Kalamazoo, MI. She was appointed to serve on the Economic Development Council for the City of Creve Coeur, MO, and is a member of the St. Louis Forum and the St. Louis Executive Leadership Team of Go Red for Women. Ms. Neumann serves on the board of directors of Webster University in St. Louis and the Western Michigan University Alumni Association.
Mark R. O'Bryan	Senior Vice President & Chief Information Officer	46	10	Mark R. O'Bryan is senior vice president of strategic initiatives and chief information officer for Smurfit-Stone Container Corporation. He is also a member of the company's executive committee. He previously served as vice president of operational improvement for the company's former Consumer Packaging division. Mr. O'Bryan joined the company in October 1999 as vice president of procurement. He was appointed to his current role in July 2005. Mr. O'Bryan has 13 years' experience with General Electric Company (GE), holding senior-level positions in sourcing and materials management at several GE manufacturing businesses, and serving as manager of global materials and sourcing for GE Aircraft Engines in Evendale, OH. Prior to that, he held similar posts with GE Plastics in Pittsfield, MA, and a GE Power Systems operation in Florence, Italy. Mr. O'Bryan holds bachelor's and master's degrees I mechanical engineering from the University of Dayton.
Mathew J. Blanchard	Senior Vice President and General Manager, Board Sales	50	28	Mathew J. Blanchard is senior vice president and general manager of board sales for Smurfit-Stone Container Corporation – a position he assumed in 2000. He joined the company in 1981 and has earned positions of increasing responsibility within the board sales group. Mr. Blanchard served as vice president of supply chain operations for the former St. Laurent Paperboard Inc., which Smurfit-Stone acquired in 2000. He served as both vice president and director of operations planning for several St. Laurent facilities. Prior to that, he held a variety of positions with Avenor Inc. Mr. Blanchard received a bachelor's degree from Dalhousie University in Halifax, Nova Scotia.
Michael P. Exner	Senior Vice President and General Manager, Containerboard Mill Division	55	0	Michael P. Exner became senior vice president and general manager of the Containerboard Mill division of Smurfit-Stone Container Corporation on January 1, 2010. Mr. Exner joined the Company from International Paper Company where he was vice president of manufacturing for containerboard since 2003. Prior to that he was director of manufacturing for its commercial printing and imaging papers division from 1997 to 2003, and mill manager of two of its paper mills from 1992 to 1997. Mr. Exner received his bachelor's degree in Chemistry from Lawrence University and a master's degree from The Institute of Paper Chemistry.

70

Appendix

Experienced management team (cont'd)

SMURFIT-STONE
solving it from all sides

Name	Title	Age	Years with Company	Experience/responsibilities
Paul K. Kaufmann	Senior Vice President & Corporate Controller	55	19	Paul K. Kaufmann is senior vice president and corporate controller for Smurfit-Stone Container Corporation. Mr. Kaufmann assumed his current position in 1998. Mr. Kaufmann joined the former Jefferson Smurfit Corporation (JSC) in 1990 as a corporate accounting manager and was promoted to director of corporate accounting in 1991. He was controller of the Mill division from 1993 to 1998. Prior to his employment with JSC, Mr. Kaufmann was a senior manager at Ernst & Young, where he worked from 1978 to 1990. Mr Kaufmann earned a bachelor's degree from the University of Iowa and a master's degree in business administration from the University of Illinois.
John L. Knudsen	Senior Vice President Supply Chain, Procurement & Transportation	52	23	John L. Knudsen is senior vice president of corporate strategy and is responsible for developing and executing the company's overall capital investment strategy, as well as leading key manufacturing and strategic services. Mr. Knudsen has more than 20 years of experience in operations management and strategic planning for the Container division. He served from October 2005 until November 2008 as senior vice president of manufacturing. Previous positions included vice president of strategic planning and vice president and regional manager of the Container division. Mr. Knudsen is a graduate of Michigan Technological University with a degree in civil engineering. He obtained a degree in accounting from Northern Michigan University and a master's degree in business administration from the University of Michigan Currently he is a board member of the Fibre Box Association.
Michael R. Oswald	Senior Vice President and General Manager, Recycling Division	54	31	Michael R. Oswald is senior vice president and general manager for the Recycling division of Smurfit-Stone Container Corporation. He assumed his current position in 2005 after serving as vice president of operations for the division from 1997 to 2005. Mr. Oswald has 30 years' experience in the recycling industry and began his career at Smurfit-Stone as a fiber coordinator. He has held a variety of operational, sales and management positions, including general manager, regional manager of operations, and vice president and regional manager of East Coast operations. Mr. Oswald earned a bachelor's degree from the University of Missouri– Columbia and master's degree in business administration from Washington University in St. Louis. He is a member of the American Forest & Paper Association (AF&PA) Recovered Fiber Executive Committee.
Steven C. Strickland	Senior Vice President, Container Division	57	3	Steven C. Strickland is senior vice president of container operations for the Container division of Smurfit-Stone Container Corporation and is responsible for the division's sales and manufacturing activities. He joined the company in 2006 as senior vice president of container sales after gaining more than 30 years of experience in executive and sales leadership roles for packaging manufacturers. Mr. Strickland previously served as senior vice president of packaging and facility supplies for Unisource, a distributor of commercial printing and imaging paper, packaging systems and facility supplies. Prior to that, Mr. Strickland served as senior vice president operations–East, and vice president of national sales. Before joining Unisource, Mr. Strickland spent 19 years with Georgia-Pacific, where he served in various sales management roles for the containerboard, packaging and consumer products businesses.
Matthew T. Denton	Vice President, Planning & Analysis	47	3	Matt Denton is vice president of business planning and analysis for Smurfit-Stone Container Corporation, appointed to that position in January 2007. Mr. Denton joined Smurfit-Stone in June 2006 as vice president of business transformation. Prior to joining Smurfit-Stone, Mr. Denton worked for Georgia-Pacific from 1992 to 2006, where he held progressively responsible positions, finally serving as vice president of finance for the company's containerboard and packaging segment and pulp division. Mr. Denton, who has 22 years of industry experience, attended Rutgers University receiving a bachelor's degree in accounting, received his CPA license in October 1991, and is a member of the American Institute of CPAs and the New Jersey Society of CPAs

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Appendix

SMURFIT-STONE
solving it from all sides

Plan of Reorganization overview – summary of treatment by class (U.S.)

Class	Claim	Treatment and estimated recovery
DIP Facility Claims	$[0]	■ Unimpaired – 100%. The Company has no outstanding borrowings under the RC and has repaid all existing borrowings under the US and Canadian TL DIP Facilities.
Administrative Expense Claims	$[62.6]MM	■ Unimpaired – 100%.
Priority Tax Claims	$[1.7]MM	■ Unimpaired – 100%.
Priority Non-Tax Claims	$[0]	■ Unimpaired – 100%.
Other Secured Claims	$[3.5]MM	■ Unimpaired – 100% in the form of cash, reinstatement, or surrender of collateral.
Pre-petition Lender Claims	$[969.1]MM	■ Impaired – 100% in the form of cash.
Union Bank Claims	$[8.6]MM	■ Impaired – 100% in the form of cash.
CIT Group Claims	$[34.9]MM	■ Impaired – 100% in the form of cash.
General Unsecured Claims	$[2,900]MM	■ SSCE: Impaired – Pro rata of New SSCC Common Stock.
	[11.2]MM	■ SSCC and Non-Operating Debtors (US): Impaired – 0%.
	[4]MM	■ Cameo Container, Calpine Corrugated and SSPRI: Impaired – 100% in the form of cash.
Convenience Claims	$[25-30]MM	■ Impaired – 100% in the form of cash.
Intercompany Claims	N/A	■ Impaired – 0%.
SSCC Interests	N/A	■ Impaired – 0%.
Subsidiary Interests	N/A	■ SSCE, Cameo Container, SSPRI, and the Non-Operating Debtors (US) – retained.
		■ Calpine Corrugated: Impaired – 0%.

Source: Plan of Reorganization and Disclosure Statement, filed 12/22/09

72

Appendix

SMURFIT-STONE
solving it from all sides

Plan of Reorganization overview – summary of treatment by class (Canadian debtors)

Class	Claim	Treatment and estimated recovery
DIP Facility Claims	$[0]	■ Unimpaired – 100%. The Company has no outstanding borrowings under the RC and has repaid all existing borrowings under the US and Canadian TL DIP Facilities.
Administrative Expense Claims	$[8]MM	■ Unimpaired – 100%.
Priority Tax Claims	$[0]	■ Unimpaired – 100%.
Priority Non-Tax Claims	$[0]	■ Unimpaired – 100%.
Other Secured Claims	$[1.05]MM	■ SSC Canada, Smurfit-MBI, MBI Limited, Francobec Company and 3083527 Nova Scotia Company: Impaired – 100% in the form of cash.
	[1.00]MM	■ Stone FinCo II, B.C. Shipper Supplies Ltd. and Non-Operating Debtors (Canada): Unimpaired – 100% in the form of cash, reinstatement, or surrender of collateral.
Pre-petition Canadian Lender Claims	$[393]MM	■ Impaired: 100% in the form of cash.
General Unsecured Claims	$[57]MM	■ SSC Canada: Impaired - (i) if Class accepts the Plan, [TBD%] in the form of cash and/or New SSCC Common Stock, or (ii) if Class rejects the Plan, 0%.
	[29]MM	■ Smurfit-MBI: Impaired - (i) if Class accepts the Plan, [TBD%] in the form of cash and/or New SSCC Common Stock, or (ii) if Class rejects the Plan, 0%.
	[0]MM	■ MBI Ltd, 3083527 Nova Scotia Co. and the Non-Operating Debtors (Canada): Impaired – 0%
	[0.3]MM	■ Stone FinCo II: Impaired - (i) if Class accepts the plan [TBD%], or (ii) if Class rejects the Plan, 0%.
	[0]	■ B.C. Shipper Supplies Ltd., Francobec Company: Impaired – 100% in the form of cash.
Intercompany Claims	N/A	■ SSC Canada and Smurfit-MBI: Impaired – 0%.
	N/A	■ MBI Limited, B.C. Shipper Supplies Ltd., Francobec Company, 3083527 Nova Scotia Company and the Non-Operating Debtors (Canada) – Impaired 0%.

Source: Plan of Reorganization and Disclosure Statement, filed 12/22/09

73

Appendix 2010 Forecast sensitivities – SSCC net impact for price per UOM ($MM) Annual EBITDA Impact PRICE $10/tn price change on containerboard and corrugated containers $49.9 VOLUME 1% change in container volume 8.9 MILL DOWNTIME - 10,000 tons Assuming export sales 1.2 Assuming average budget mix - temporary 2.1 Assuming domestic sales 2.0 Assuming internal sales 2.2 WOOD FIBER $1/ton change in wood cost 16.7 RECYCLED FIBER $5 per ton change in recycled fiber cost 9.3 ENERGY COST $1/MMBTU change in natural gas 15.2 $10/BL change in oil 11.6 $10/ Ton change in coal 6.3 $0.01/M KWH change in electricity 25.2 $0.10/Gallon change in diesel 4.2 The price sensitivity assumes a 1/1/2010 movement with normal and contractual lags. 74

Appendix Projected income statement $000s 2009 Q1 2010 Q2 2010 Q3 2010 Q4 2010 2010 2011 2012 2013 2014 Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast Net sales $5,563,385 $1,412,877 $1,464,583 $1,529,397 $1,476,517 $5,883,374 $6,102,839 $6,303,845 $6,369,029 $6,517,401 Costs and expenses Cost of goods sold 5,027,585 1,321,221 1,345,716 1,315,434 1,267,504 5,249,875 5,327,562 5,425,481 5,474,193 5,586,256 Selling and administrative expenses 572,379 145,693 139,968 137,147 138,193 561,000 582,000 600,000 591,000 600,000 Restructuring (income) expenses 312,700 5,000 5,000 5,000 5,000 20,000 20,000 20,000 20,000 20,000 Goodwill and intangible asset impairment charges - - - - - - - - - - (Gain) Loss on disposal of assets 3,355 - - - - - - - - - Other Operating (Income) Expense (633,100) - - - - - - - - - Income from operations $280,466 ($59,037) ($26,101) $71,816 $65,820 $52,499 $173,277 $258,363 $283,836 $311,145 Other income (expense) DIP financing cost (63,096) - - - - - - - - - Interest expense, Net (280,594) (63,266) (24,908) (24,855) (24,803) (137,831) (99,000) (98,160) (97,320) (96,480) Loss on early extinguishment of debt (19,777) (13,379) - - - (13,379) - - - - Foreign currency exchange gains (losses) (12,400) - - - - - - - - - Other, net 14,534 - - - - - - - - - Income (loss) before reorg. items and income taxes ($80,867) ($135,682) ($51,008) $46,961 $41,018 ($98,711) $74,277 $160,203 $186,516 $214,665 Reorganization items (122,862) (15,000) (10,000) - - (25,000) - - - - Loss before income taxes ($203,729) ($150,682) ($61,008) $46,961 $41,018 ($123,711) $74,277 $160,203 $186,516 $214,665 (Provision for) benefit from income taxes (5,000) - - - - - (32,000) (62,000) (71,000) (81,000) Net income (loss) ($208,729) ($150,682) ($61,008) $46,961 $41,018 ($123,711) $42,277 $98,203 $115,516 $133,665 Preferred stock dividends (12,252) (3,063) - - - (3,063) - - - - Net income (loss) avail. to common stockholders ($220,981) ($153,745) ($61,008) $46,961 $41,018 ($126,774) $42,277 $98,203 $115,516 $133,665 75 Source: Company financial projections as per the Disclosure Statement, as of 12/22/09 Adjusted EBITDA – Disclosure Statement 344,269 37,563 94,101 162,307 156,195 450,166 535,550 622,490 645,162 647,072

Appendix Projected balance sheet $000s 2009 Q1 2010 Q2 2010 Q3 2010 Q4 2010 2010 2011 2012 2013 2014 Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast Cash $678,930 $125,650 $115,305 $169,902 $307,813 $307,813 $290,468 $339,248 $350,440 $373,582 Restricted Cash 8,697 - - - - - - - - - Receivables 678,532 682,932 687,232 707,032 659,332 659,332 679,332 696,332 700,332 710,332 Inventories 483,683 616,883 586,883 586,883 586,883 586,883 571,883 556,883 556,883 556,883 Prepaid Expense & Other 42,000 42,000 42,000 42,000 42,000 42,000 42,000 42,000 42,000 42,000 Total Current Assets $1,891,842 $1,467,465 $1,431,420 $1,505,817 $1,596,028 $1,596,028 $1,583,683 $1,634,463 $1,649,655 $1,682,797 Property, Plant & Equipment (inc Timberland), Net $3,071,214 $3,107,730 $3,086,168 $3,051,230 $2,992,093 $2,992,093 $2,849,819 $2,705,693 $2,561,566 $2,417,440 PP&E / Intangible Step-Up - 325,500 325,500 325,500 325,500 325,500 325,500 325,500 325,500 325,500 Deferred Debt Issuance Costs 437 55,500 53,188 50,875 48,563 48,563 39,313 30,063 20,813 11,563 Deferred Income Taxes 11,162 0 0 0 0 0 0 0 0 0 Other Assets 66,078 51,078 51,315 51,314 51,313 51,313 51,313 41,013 41,013 28,513 Total Assets $5,040,733 $5,007,273 $4,947,590 $4,984,736 $5,013,497 $5,013,497 $4,849,628 $4,736,731 $4,598,547 $4,465,812 Current Maturities of Long-Term Debt $1,353,499 $0 $0 $0 $0 $0 $0 $0 $0 $0 Accounts Payable 363,764 348,679 347,116 353,781 346,313 346,313 390,313 429,313 431,313 432,313 Accrued Wages & Related Taxes 151,527 137,777 150,627 145,477 158,327 158,327 158,327 158,327 158,327 158,327 Interest Payable 12,135 - 0 0 0 0 0 0 0 0 Other Current liabilities 203,859 120,071 111,564 107,126 104,679 104,679 104,534 104,534 104,534 104,534 Total Current Liabilities $2,084,784 $606,527 $609,307 $606,384 $609,319 $609,319 $653,174 $692,174 $694,174 $695,174 Long-Term Debt $879 $1,207,400 $1,204,400 $1,201,400 $1,198,400 $1,198,400 $1,186,400 $1,174,400 $1,162,400 $1,150,400 Other Long-Term Liabilities 125,564 1,367,446 1,362,391 1,354,698 1,338,706 1,338,706 1,068,706 751,606 422,906 106,506 Deferred Income Taxes - 325,900 325,400 324,900 324,400 324,400 338,400 393,400 456,400 496,400 Total Liabilities Not Subject to Compromise $2,211,227 $3,507,273 $3,501,498 $3,487,382 $3,470,825 $3,470,825 $3,246,680 $3,011,580 $2,735,880 $2,448,480 Total Liabilities Subject to Compromise $4,368,833 $0 $0 $0 $0 $0 $0 $0 $0 $0 Total Liabilities $6,580,060 $3,507,273 $3,501,498 $3,487,382 $3,470,825 $3,470,825 $3,246,680 $3,011,580 $2,735,880 $2,448,480 Common Stock $2,540 $0 $0 $0 $0 $0 $0 $0 $0 $0 Preferred Stock 105,481 - - - - - - - - - Additional Paid in Capital 4,083,639 1,500,000 1,507,100 1,511,400 1,515,700 1,515,700 1,533,700 1,557,700 1,579,700 1,600,700 Retained Deficit (5,109,995) - (61,008) (14,047) 26,971 26,971 69,248 167,451 282,967 416,632 Other Comprehensive Income (620,992) - - - - - - - - - Total Stockholders' Equity ($1,539,327) $1,500,000 $1,446,092 $1,497,353 $1,542,671 $1,542,671 $1,602,948 $1,725,151 $1,862,667 $2,017,332 Total Liabilities & Stockholders' Equity $5,040,733 $5,007,273 $4,947,589 $4,984,736 $5,013,496 $5,013,496 $4,849,628 $4,736,731 $4,598,547 $4,465,812 76 Source: Company financial projections as per the Disclosure Statement, as of 12/22/09

Appendix Projected cash flows $000s 2009 Q1 2010 Q2 2010 Q3 2010 Q4 2010 2010 2011 2012 2013 2014 Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast Forecast Net Income/(Loss) ($208,729) ($150,682) ($61,008) $46,961 $41,018 ($123,711) $42,277 $98,203 $115,516 $133,665 (Gain) loss on Disposal of Asset 3,355 - - - - - - - - - (Gain) loss on sale of Disc Segment - - - - - - - - - - Loss on Early Ext of Debt 19,777 13,379 - - - 13,379 - - - - Depreciation 364,321 84,400 85,202 85,491 85,375 340,467 342,273 344,127 344,127 344,127 DDIC Amortization 6,024 951 2,313 2,313 2,313 7,889 9,250 9,250 9,250 9,250 Debtor-in Possession Debt Issuance Costs 63,096 - - - - - - - - - Pension & Postretirement Benefits 77,816 15,875 (5,292) (7,692) (15,991) (13,100) (260,900) (317,100) (328,700) (316,400) Stock Compensation Expense 8,532 2,300 7,100 4,300 4,300 18,000 18,000 24,000 22,000 21,000 2009 LTIP Emergence Pl an - 7,200 - - - 7,200 - - - - Incentives - 1,550 1,350 1,350 1,350 5,600 - - - - Fresh Start Accounting Inventory Write Up - - 30,000 - - 30,000 - - - - Deferred Taxes 6,999 15,500 (500) (500) (500) 14,000 14,000 55,000 63,000 40,000 Foreign Currency Translation (Gains) Losses 12,400 - - - - - - - - - Equity Loss (Income) - - - - - - - - - - Non-cash Impairment and Restructuring Charge 274,336 (21,888) (6,007) (1,938) 53 (29,780) 9,855 10,000 10,000 10,000 Reorganization Item - Non-Cash for Executory Contracts 66,637 - - - - - - - - - Change in Restricted Cash (8,697) 8,697 - - - 8,697 - - - - Decrease (Increase) in Net Working Capital 323,191 (4,681) 5,637 (19,634) 51,732 33,054 39,000 37,000 (2,000) (9,000) Proceeds from TNH, Net - 15,000 - - - 15,000 - 10,300 - 12,500 Non-cash Hedges 54,105 667 - - - 667 - - - - Other, net (Includes Actual Hedges) (4,762) - - - - - (9,100) - - - Cash Provided by (Used For) Operating Activities $1,058,402 ($11,732) $58,794 $110,651 $169,649 $327,361 $204,655 $270,780 $233,192 $245,142 Capital Expenditures ($167,858) ($62,070) ($66,139) ($53,053) ($28,738) ($210,000) ($210,000) ($210,000) ($210,000) ($210,000) Sale of Assets 53,306 2,900 - - - 2,900 - - - - Advances to Affiliates (14,549) - - - - - - - - - Cash Provided By (Used for) Investing Activities ($129,101) ($59,170) ($66,139) ($53,053) ($28,738) ($207,100) ($210,000) ($210,000) ($210,000) ($210,000) Cash flow for Debt Paydown $929,301 ($70,902) ($7,345) $57,598 $140,911 $120,261 ($5,345) $60,780 $23,192 $35,142 Proceeds From Long-Term Debt $440,000 $1,200,000 - - - $1,200,000 - - - - Mandatory debt additions (retirements) (368,833) (1,346,978) (3,000) (3,000) (3,000) (1,355,978) (12,000) (12,000) (12,000) (12,000) Voluntary debt additions (retirements) - - - - - - - - - - Cash outlay for additional financing fees - - - - - - - - - - Proceeds from Exercise of Stock Options - - - - - - - - - - Issuance of Stock - - - - - - - - - - Income Tax Benefit on Exercise of Stock Options - - - - - - - - - - Debt Repurchase Premiums - - - - - - - - - - Deferred Debt Issuance Costs (63,096) - - - - - - - - - Preferred Stock Dividends Paid - - - - - - - - - - Bankruptcy Emergence Payments - (335,400) - - - (335,400) - - - - Repurchase of Accounts Receivable (385,093) - - - - - - - - - Cash Provided by (Used For) Financing Activities ($377,022) ($482,378) ($3,000) ($3,000) ($3,000) ($491,378) ($12,000) ($12,000) ($12,000) ($12,000) Effect of Exchange Rate Changes on Cash 592 - - - - - - - - - Net Change in Cash $552,871 ($553,280) ($10,345) $54,598 $137,911 ($371,117) ($17,345) $48,780 $11,192 $23,142 Cash Beginning of Period 126,059 678,930 125,650 115,304 169,902 678,930 307,813 290,468 339,248 350,440 End of period 678,930 $125,650 $115,304 $169,902 $307,813 $307,813 290,468 339,248 350,440 $373,582 Pension Expense 77 Source: Company financial projections as per the Disclosure Statement, as of 12/22/09 1 Excludes multi-employer plans which recognize pension expense as contributions are made to the respective plans 113,844 31,975 11,308 11,308 11,309 65,900 48,300 24,100 (2,800) (28,200) Pension Contributions (36,028) (16,100) (16,600) (19,000) (27,300) (79,000) (309,200) (341,200) (325,900) (288,200) Net Expense (Contribution) 1 77,816 15,875 (5,292) (7,692) (15,991) (13,100) (260,900) (317,100) (328,700) (316,400)

Appendix Projected borrowing base $1,500 $660 $610 $617 $611 $1,200 $620 $640 $617 $587 $587 $587 $572 $557 $557 $557 $604 $586 $595 $602 $604 $900 base certificates $580 $600 availability $683 $687 $707 $659 $679 $696 $700 $710 $300 $600 Borrowing $540 $560 Total $0 Q1'10 Q2'10 Q3'10 Q4'10 2011 2012 2013 2014 $500 $520 78 Source: SSCC Gross A/R Gross Inventory Borrowing Base